SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

Announcement of Offering.  On September 9, 2009, Eagle Bancorp, Inc. (the “Company”) issued the attached press release announcing commencement of a public offering of its common stock for up to $40 million of gross proceeds.

Update of Risk Factors.  In connection with the Company’s announced offering of up to $40 million of common stock, the Company prepared a description of certain risk factors relating to the Company, its business and industry that are being presented to potential investors.  These risk factors are generally an update and revision of the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, and as previously updated in the Company’s quarterly reports on Form 10-Q filed thereafter.

Forward Looking Statements.  This Form 8-K and other reports filed by us under the Securities Exchange Act of 1934 or registration statements under the Securities Act of 1933 contain statements that are considered “forward-looking statements” within the meaning of United States securities laws.  These forward looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ ‘‘could,’’ ‘‘should,’’ ‘‘will,’’ ‘‘would,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ or words or phases of similar meaning. We caution that the forward looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:

•                  The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•                  Geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•                  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, inflation, interest rate, market and monetary fluctuations;

•                  The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•                  The willingness of users to substitute competitors’ products and services for our products and services;

•                  The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•                  The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, or the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

•                  Technological changes;

•                  The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•                  The growth and profitability of non-interest or fee income being less than expected;

•                  Changes in the level of our non-performing assets and charge-offs;

•                  Changes in consumer spending and savings habits; and

•                  Unanticipated regulatory or judicial proceedings.

If one or more of the factors affecting our forward looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward looking information and statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward looking information and statements. Except as required by applicable law or regulation, we will not update the forward looking statements to reflect actual results or changes in the factors affecting the forward looking statements.

The following is a discussion of risk factors applicable to the Company.

The price of our common stock may fluctuate significantly, which may make it difficult for investors to resell shares of common stock at time or prices they find attractive.

Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. These factors include, in addition to those described above:

•                  Actual or anticipated quarterly fluctuations in our operating results and financial condition;

•                  Changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•                  Speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•                  Strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•                  Fluctuations in the stock price and operating results of our competitors;

•                  Future sales of our equity or equity-related securities;

•                  Proposed or adopted regulatory changes or developments;

•                  Anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•                  Domestic and international economic factors unrelated to our performance; and

•                  General market conditions and, in particular, developments related to market conditions for the financial services industry.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of the market prices for our common stock.

Trading in the common stock has been light. As a result, shareholders may not be able to quickly and easily sell their common stock, particularly in large quantities.

Although our common stock is listed for trading on The NASDAQ Capital Market and a number of brokers offer to make a market in the common stock on a regular basis, trading volume to date has been limited, averaging approximately 39,799 shares per day over the three months ended August 31, 2009, and there can be no assurance that a more active and liquid market for the common stock will develop or can be maintained. As a result, shareholders may find it difficult to sell a significant number of shares at the prevailing market price.

We are not currently able to pay cash dividends on the common stock, or repurchase shares of common stock.

Until the earlier of December 5, 2011 and the date on which the United Stares Department of the Treasury, or the Treasury, no longer holds any shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or

Series A Preferred Stock, our ability to declare or pay cash dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of common stock is subject to restrictions, including a restriction against paying any dividends on the common stock without Treasury consent. In addition, our ability to declare or pay cash dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of common stock is subject to restrictions in the event that we fail to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock. Even if we were permitted to pay dividends under the terms of the Series A Preferred Stock, our ability to pay dividends would be dependent on the performance of the Bank, our principal operating subsidiary, and by the capital requirements of our subsidiaries.

We may issue additional equity securities, or engage in other transactions which dilute our book value or affect the priority of the common stock, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. Except for restrictions to be contained in the underwrriting agreement relating to the announced offering, we are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings, or the prices at which such offerings may be affected. Such offerings could be dilutive to common stockholders. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then current common shareholders. Additionally, if we raise additional capital by making additional offerings of debt or preferred equity securities, upon liquidation, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Directors and officers of Eagle own approximately 20.1% of the outstanding common stock. As a result of their combined ownership, they could make it more difficult to obtain approval for some matters submitted to shareholder vote, including acquisitions of the Company. The results of the vote may be contrary to the desires or interests of the public shareholders.

Directors and executive officers and their affiliates own approximately 20.1% of the outstanding shares of common stock, and combined with directors of EagleBank, are believed to own approximately 23.3% of the currently outstanding common stock, excluding in each case shares which may be acquired upon the exercise of options. We anticipate that our directors and officers will purchase additional shares. By voting against a proposal submitted to shareholders, the directors and officers, as a group, may be able to make approval more difficult for proposals requiring the vote of shareholders, such as some mergers, share exchanges, asset sales, and amendments to the articles of incorporation.

Substantial regulatory limitations on changes of control and anti-takeover provisions of Maryland law may make it more difficult for you to receive a change in control premium.

With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be ‘‘acting in concert’’ from, directly or indirectly, acquiring more than 10% (5% if the acquiror is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve Board. There are comparable prior approval requirements for changes in control under Maryland law. Also, Maryland corporate law contains several provisions that may make it more difficult for a third party to acquire control of the Company without the approval of our board of directors, and may make it more difficult or expensive for a third party to acquire a majority of our outstanding common stock.

The current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations.

We are operating in a challenging and uncertain economic environment. Financial institutions continue to be affected by sharp declines in the real estate market and constrained financial markets. Dramatic declines in the housing market over the past year, with falling home prices and increasing foreclosures and unemployment, have resulted in significant write-downs of asset values by financial institutions. Continued declines in real estate values, home sales volumes, and financial stress on borrowers as a result of the uncertain economic environment could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations. A worsening of these conditions would likely exacerbate the adverse effects on us and others in the financial institutions industry. For example, further deterioration in local economic conditions in our market could drive losses beyond that which is provided for in our allowance for loan losses. We may also face the following risks in connection with these events:

•                  Economic conditions that negatively affect housing prices and the job market have resulted, and may continue to result, in a deterioration in credit quality of our loan portfolios, and such deterioration in credit quality has had, and could continue to have, a negative impact on our business;

•                  Market developments may affect consumer confidence levels and may cause adverse changes in payment patterns, causing increases in delinquencies and default rates on loans and other credit facilities;

•                  The methodologies we use to establish our allowance for loan losses may no longer be reliable because they rely on complex judgments, including forecasts of economic conditions, which may no longer be capable of accurate estimation;

•                  Continued turmoil in the market, and loss of confidence in the banking system, could require the Bank to pay higher interest rates to obtain deposits to meet the needs of its depositors and borrowers, resulting in reduced margin and net interest income. If conditions worsen significantly, it is possible that banks such as the Bank may be unable to meet the needs of their depositors and borrowers, which could, in the worst case, result in the Bank being placed into receivership; and

•                  Compliance with increased regulation of the banking industry may increase our costs, limit our ability to pursue business opportunities, and divert management efforts.

As these conditions or similar ones continue to exist or worsen, we could experience continuing or increased adverse effects on our financial condition.

Our financial condition and results of operations would be adversely affected if our allowance for loan losses is not sufficient to absorb actual losses or if we are required to increase our allowance for loan losses.

Historically, we have enjoyed a relatively low level of nonperforming assets and net charge-offs, both in absolute dollars, as a percentage of loans and as compared to many of our peer institutions. As a result of this historical experience, we have incurred a relatively lower loan loss provision expense, which has positively impacted our earnings. However, experience in the banking industry indicates that a portion of our loans will become delinquent, that some of our loans may only be partially repaid or may never be repaid and we may experience other losses for reasons beyond our control. Despite our underwriting criteria and historical experience, we may be particularly susceptible to losses due to: (1) the geographic concentration of our loans, (2) the concentration of higher risk loans, such as commercial real estate, construction and commercial and industrial loans, (3) the relative lack of seasoning of certain of our loans, and (4) our lack of experience with the significant volume of loans acquired from Fidelity. As a result, we may not be able to maintain our relatively low levels of nonperforming assets and charge-offs. Although we believe that our allowance for loan losses is maintained at a level adequate to absorb any inherent losses in our loan portfolio, these estimates of loan losses are necessarily subjective and their accuracy depends on the outcome of future events. If we need to make significant and unanticipated increases in our loss allowance in the future, our results of operations and financial condition would be materially adversely affected at that time.

While we strive to carefully monitor credit quality and to identify loans that may become nonperforming, at any time there are loans included in the portfolio that will result in losses, but that have not been identified as nonperforming or potential problem loans. We cannot be sure that we will be able to identify deteriorating loans before they become nonperforming assets, or that we will be able to limit losses on those loans that are identified. As a result, future additions to the allowance may be necessary.

Economic conditions and increased uncertainty in the financial markets could adversely affect ability to accurately assess our allowance for credit losses. Our ability to assess the creditworthiness of our customers or to estimate the values of our assets and collateral for loans will be reduced if the models and approaches we use become less predictive of future behaviors, valuations, assumptions or estimates. We estimate losses inherent in our credit exposure, the adequacy of our allowance for loan losses and the values of certain assets by using estimates based on difficult, subjective, and complex judgments, including estimates as to the effects of economic conditions and how these economic conditions might affect the ability of our borrowers to repay their loans or the value of assets.

Lack of seasoning of our loan portfolio may increase the risk of credit defaults in the future.

Due to our rapid growth, a substantial amount of the loans in our portfolio and of our lending relationships are of relatively recent origin. In general, loans do not begin to show signs of credit deterioration or default until they have been outstanding for some period of time, a process referred to as ‘‘seasoning.’’ A portfolio of older loans will usually behave more predictably than a newer portfolio. As a result, because a large portion of our loan portfolio is relatively new, the current level of delinquencies and defaults may not be representative of the level that will prevail when the portfolio becomes more seasoned, which may be higher than current levels. If delinquencies and defaults increase, we may be required to increase our provision for loan losses, which would adversely affect our results of operations and financial condition.

Our continued growth depends on our ability to meet minimum regulatory capital levels. Growth and shareholder returns may be adversely affected if sources of capital are not available to help us meet them.

As we grow, we will have to maintain our regulatory capital levels at or above the required minimum levels. If earnings do not meet our current estimates, if we incur unanticipated losses or expenses, or if we grow faster than expected, we may need to obtain additional capital sooner than not have continued access to sufficient capital, we may be required to reduce our level of assets or reduce our rate of growth in order to maintain regulatory compliance. Under those circumstances net income and the rate of growth of net income may be adversely affected. Additional issuances of equity securities could have a dilutive effect on existing shareholders.

There can be no assurance that recent legislation and regulatory actions taken by the federal government will help stabilize the financial system in the United States.

Several pieces of federal legislation have been enacted, and the Treasury, the Federal Reserve Board, the Federal Deposit Insurance Corporation, or FDIC, and other federal agencies have enacted numerous programs, policies and regulations to address the current liquidity and credit crises. These measures include the Emergency Economic Stimulus Act of 2008, or EESA, the American Reinvestment and Recovery Act of 2009, or ARRA, and the numerous programs, including the TARP Capital Purchase Program, or the CPP, and, expanded deposit insurance coverage, enacted thereunder. In addition, the Secretary of the Treasury has proposed fundamental changes to the regulation of financial institutions, markets and products.

We cannot predict the actual effects of EESA, ARRA, the proposed regulatory reform measures and various governmental, regulatory, monetary and fiscal initiatives which have been and may be enacted on the financial markets, on us and the Bank. The terms and costs of these activities, or the failure of these actions to help stabilize the financial markets, asset prices, market liquidity and a continuation or worsening of current financial market and economic conditions could materially and adversely affect our business, financial condition, results of operations, and the trading prices of our securities.

We expect to face increased regulation of our industry, including as a result of EESA, ARRA and related initiatives by the federal government. Compliance with such regulations may increase our costs and limit our ability to pursue business opportunities.

The Company is subject to additional uncertainties, and potential additional regulatory or compliance burdens, as a result of its participation it the CPP.

The Company accepted an investment of $38.235 million from the Treasury under the CPP. The Stock Purchase Agreement executed by the Company (and all other participating institutions) and Treasury, provides that Treasury may unilaterally amend the agreement to the extent required to comply with any changes after the execution in applicable federal statutes. As a result of this provision, the Treasury and U.S. Congress may impose additional requirements or restrictions on the Company and the Bank in respect of reporting, compliance, corporate governance, executive or employee compensation, dividend payments, stock repurchases, lending or other business practices, capital requirements or other matters. The Company and Bank may be required to expend additional resources in order to comply with these requirements. Such additional requirements could impair the Company’s ability to compete with institutions that are not subject to the restrictions because they did not accept an investment from the Treasury. To the extent that additional restrictions or limitations on employee compensation are imposed, such as those contained in ARRA and the regulations issued in June 2009, the Company and the Bank may be less competitive in attracting and retaining successful incentive compensation based lenders and customer relations personnel, or senior executive officers.

Additionally, the ability of the U.S. Congress to utilize the amendment provisions to effect political or public relations goals could result in the Company and the Bank being subjected to additional burdens as a result of public perceptions of issues relating to the largest banks, and which are not applicable to community oriented institutions such as the Company. The Company may be disadvantaged as a result of these uncertainties.

As a result of the issuance of the Series A Preferred Stock to the Treasury, the Company is required to comply with certain restrictions on executive and employee compensation included in EESA, as amended. Certain of these provisions could limit the amount and the tax deductibility of compensation the Company pays to its executive officers, and could have an adverse affect on the ability of the Company to compete for and retain employees and senior executive officers.

Our results of operations, financial condition and the value of our shares may be adversely affected if we are not able to maintain our historical growth rate.

Since opening for business in 1998, our asset level has increased rapidly, including a 77% increase in 2008. Over the past five fiscal years (2004 - 2008), our net income has increased at an average annual rate of 18%, with a decline in net income of 4% in 2008. We may not be able to achieve comparable results in future years. As our asset size and earnings increase, it may become more difficult to achieve high rates of increase in assets and earnings. Additionally, it may become more difficult to achieve continued improvements in our expense levels and efficiency ratio. We may not be able to maintain the relatively low levels of nonperforming assets that we have experienced. Declines in the rate of growth of income or assets or deposits, and increases in operating expenses or nonperforming assets may have an adverse impact on the value of the common stock.

Higher FDIC deposit insurance premiums and assessments could adversely affect our financial condition.

FDIC insurance premiums have increased substantially in 2009 already, and we expect to pay significantly higher FDIC premiums in the future. A large number of bank failures has significantly depleted the deposit insurance fund and reduced the ratio of reserves to insured deposits. The FDIC adopted a revised risk-based deposit insurance assessment schedule on February 27, 2009, which raised deposit insurance premiums. On May 22, 2009, the FDIC also implemented a five basis point special assessment of each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009, but no more than 10 basis points times the institution’s assessment base for the second quarter of 2009, to be collected on September 30, 2009. Additional special assessments may be imposed by the FDIC in the future, including a possible additional assessment in 2009. We participate in the FDIC’s Temporary Liquidity Guarantee Program, or TLG, for noninterest-bearing transaction deposit accounts. Banks that participate in the TLG’s noninterest-bearing transaction account guarantee will pay the FDIC an annual assessment of 10 basis points on the amounts in such accounts above the amounts covered by FDIC deposit insurance. To the extent that these TLG assessments are insufficient to cover any loss or expenses arising from the TLG program, the FDIC is authorized to impose an emergency special assessment on all FDIC-insured depository institutions. The FDIC has authority to impose charges for the TLG program upon depository institution holding companies, as well. The FDIC has extended the TLG to June 30, 2010, and increased the fee to banks that elect to participate in the extension to 15 to 25 basis points, depending on the institution’s risk category. The Bank expects that it will continue to participate in the TLG. These changes will cause our deposit insurance expense to increase. These actions could significantly increase our noninterest expense in 2009 and for the foreseeable future.

We may not be able to successfully manage continued growth.

We intend to seek further growth in the level of our assets and deposits and the number of our branches, both within our existing footprint and possibly to expand our footprint in the Maryland and Virginia suburbs, and in Washington, DC. We may not be able to manage increased levels of assets and liabilities, and an expanded branch system, without increased expenses and higher levels of nonperforming assets. We may be required to make additional investments in equipment and personnel to manage higher asset levels and loan balances and a larger branch network, which may adversely impact earnings, shareholder returns and our efficiency ratio. Increases in operating expenses or nonperforming assets may have an adverse impact on the value of our common stock.

We may face risks with respect to future expansion or acquisition activity.

We regularly seek to expand our banking operations through de novo branching or acquisition activities, and expect to continue to explore such opportunities. We cannot be certain that any expansion activity, through de novo branching, acquisition of branches of another financial institution or a whole institution, or acquisition of nonbanking financial service companies, will prove profitable or will increase shareholder value. The success of any acquisition will depend, in part, on our ability to realize the estimated cost savings and revenue enhancements from combining the businesses of the Company and the target company. Our ability to realize increases in revenue will depend, in part, on out ability to retain customers and employees, and to capitalize on existing relationships for the provision of additional products and services. If our estimates turn out to be incorrect or we are not able to successfully combine companies, the anticipated cost savings and increased revenues may not be realized fully or at all, or may take longer to realize than expected. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients and employees or to achieve the anticipated benefits of the merger. As with any combination of banking institutions, there also may be disruptions that cause us to lose customers or cause customers to withdraw their deposits from our banks. Customers may not readily accept changes to their banking arrangements that we make as part of or following an acquisition. Additionally, the value of an acquisition to the Company is dependent on our ability to successfully identify and estimate the magnitude of, any asset quality issues of acquired companies.

Our concentrations of loans may create a greater risk of loan defaults and losses.

A substantial portion of our loans are secured by real estate in the Washington, DC metropolitan area, and substantially all of our loans are to borrowers in that area. We also have a significant amount of real estate construction loans and land related loans for residential and commercial developments. At June 30, 2009, 75.3% of our loans were secured by real estate, primarily commercial real estate. Management believes that the commercial real estate concentration risk is mitigated by diversification among the types and characteristics of real estate collateral properties, sound underwriting practices, and ongoing portfolio monitoring and market analysis. Of these loans, $275.1 million, or 21% were construction and land development loans. An additional $317.7 million, or 24% of portfolio loans were commercial and industrial loans which are not primarily secured by real estate. These categories of loans generally have a higher risk of default than other types of loans, such as single family residential mortgage loans. The repayments of these loans often depends on the successful operation of a business or the sale or development of the underlying property and as a result, are more likely to be adversely affected by adverse conditions in the real estate market or the economy in general. While we believe that our loan portfolio is well diversified in terms of borrowers and industries, these concentrations expose us to the risk that adverse developments in the real estate market, or in the general economic conditions in the Washington, DC metropolitan area, could increase the levels of nonperforming loans and charge-offs, and reduce loan demand. In that event, we would likely experience lower earnings or losses. Additionally, if, for any reason, economic conditions in our market area deteriorate, or there is significant volatility or weakness in the economy or any significant sector of the area’s economy, our ability to develop our business relationships may be diminished, the quality and collectability of our loans may be adversely affected, the value of collateral may decline and loan demand may be reduced. Under guidance from the banking agencies, we may be required to maintain higher levels of capital than we would otherwise be expected to maintain, and to employ greater risk management efforts, as a result of our real estate concentrations.

Commercial, commercial real estate and construction loans tend to have larger balances than single family mortgages loans and other consumer loans. Because the loan portfolio contains a significant number of commercial and commercial real estate and construction loans with relatively large balances, the deterioration of one or a few of these loans may cause a significant increase in nonperforming assets. An increase in nonperforming loans could result in: a loss of earnings from these loans, an increase in the provision for loan losses, or an increase in loan charge-offs, which could have an adverse impact on our results of operations and financial condition.

Further, under guidance adopted by the federal banking regulators, banks which have concentrations in construction, land development or commercial real estate loans (other than loans for majority owner occupied properties) would be expected to maintain higher levels of risk management and, potentially, higher levels of capital. It is possible that we may be required to maintain higher levels of capital than we would otherwise be expected to maintain as a result of our levels of construction, development and commercial real estate loans, which may require us to obtain additional capital sooner than we would otherwise seek it, which may reduce shareholder returns.

Additionally, through ECV, we provide subordinated financing for the acquisition, development and construction of real estate or other projects, the primary financing for which is provided by the Bank. These subordinated financings and the business of ECV will generally entail a higher risk profile (including lower priority and higher loan to value ratios) than loans made by the Bank. A portion of the amount which the Company expects to receive for such loans will be payments based on the success, sale or completion of the underlying project, and as such the income of the Company may be more volatile from period to period, based on the status of such projects. The Company may not be able to successfully operate or manage the business of providing higher loan to value financing.

Changes in interest rates and other factors beyond our control could have an adverse impact on our financial performance and results.

Our operating income and net income depend to a great extent on our net interest margin, i.e., the difference between the interest yields we receive on loans, securities and other interest bearing assets and the interest rates we pay on interest bearing deposits and other liabilities. Net interest margin is affected by changes in market interest rates, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest bearing liabilities mature or reprice more quickly than interest earning assets in a period, an increase in market rates of interest could reduce net interest income. Similarly, when interest earning assets mature or reprice more quickly than interest bearing liabilities, falling interest rates could reduce net interest income These rates are highly sensitive to many factors beyond our control, including competition, general economic conditions and monetary and fiscal policies of various governmental and regulatory authorities, including the Federal Reserve Board.

We attempt to manage our risk from changes in market interest rates by adjusting the rates, maturity, repricing, and balances of the different types of interest earning assets and interest bearing liabilities, but interest rate risk management techniques are not exact. As a result, a rapid increase or decrease in interest rates could have an adverse effect on our net interest margin and results of operations. At June 30, 2009, our cumulative net liability sensitive twelve month gap position was 3.2% of total assets and as such we expect that the decline in projected net interest income and net income over a twelve month period resulting from a 100 basis point increase in rates would be approximately 1.9% and 6.8% respectively. The results of our interest rate sensitivity simulation model depend upon a number of assumptions which may not prove to be accurate. There can be no assurance that we will be able to successfully manage our interest rate risk. Increases in market rates and adverse changes in the local residential real estate market, the general economy or consumer confidence would likely have a significant adverse impact on our noninterest income, as a result of reduced demand for residential mortgage loans, which we make on a pre-sold basis.

Adverse changes in the real estate market in our market area could also have an adverse affect on our cost of funds and net interest margin, as we have a large amount of noninterest bearing deposits related to real estate sales and development. While we expect that we would be able to replace the liquidity provided by these deposits, the replacement funds would likely be more costly, negatively impacting earnings.

Additionally, changes in applicable law, if enacted, including those that would permit banks to pay interest on checking and demand deposit accounts established by businesses, could have a significant negative effect on net interest income, net income, net interest margin, return on assets and return on equity. At June 30, 2009, 18.5% of our deposits were noninterest bearing demand deposits.

The requirement that the Bank commence paying deposit insurance premiums in 2007 also adversely affected our results of operations. Prior to 2007, we were never required to pay any deposit insurance premiums. Future payments of deposit insurance premiums may have an adverse effect on our earnings. The FDIC has adopted rules providing for a substantial increase in deposit premiums, including a special assessment. We may not be able to adjust our deposit pricing to fully reflect these additional costs. These changes or other legislative or regulatory developments could have a significant negative effect on our net interest income, net income, net interest margin, return on assets and return on equity.

We may not be able to successfully compete with others for business.

The Washington, DC metropolitan statistical area in which we operate is considered highly attractive from an economic and demographic viewpoint, and is a highly competitive banking market. We compete for loans, deposits, and investment dollars with numerous regional and national banks, online divisions of out-of-market banks, and other community banking institutions, as well as other kinds of financial institutions and enterprises, such as securities firms, insurance companies, savings associations, credit unions, mortgage brokers, and private lenders. Many competitors have substantially greater resources than us, and operate under less stringent regulatory environments. The differences in resources and regulations may make it harder for us to compete profitably, reduce the rates that we can earn on loans and investments, increase the rates we must offer on deposits and other funds, and adversely affect our overall financial condition and earnings.

If dividends paid on our investment in the Federal Home Loan Bank of Atlanta continue to be suspended, or if our investment is classified as other-than-temporarily impaired, our earnings and/or stockholders’ equity could decrease.

We own common stock of the Federal Home Loan Bank of Atlanta, or FHLB, in order to qualify for membership in the Federal Home Loan Bank system and to be eligible to borrow funds under the FHLB’s advance program. There is no market for our FHLB common stock. The FHLB reported losses for the quarter ended March 31, 2009, primarily due to other-than-temporary impairment, or OTTI, charges on its private-label mortgage backed securities portfolio. As a result of the losses, the FHLB also temporarily suspended the dividend on, and redemptions of, its common stock, although it resumed a reduced dividend for the second quarter. The continued reduction of the dividend will decrease our income, and continued losses by the PHLB, or uncertainty regarding dividend payments or redemption could result in our investment in FHLB common stock being deemed to be OTTI, which would cause our earnings and stockholders’ equity to decrease by the after-tax amount of the impairment charge.

Government regulation will significantly affect the Bank’s business, and may result in higher costs and lower shareholder returns.

The banking industry is heavily regulated. Banking regulations are primarily intended to protect the federal deposit insurance funds and depositors, not shareholders. The Company and Bank are regulated and supervised by the Maryland Department of Financial Regulation, the Federal Reserve Board and the FDIC. The burden imposed by federal and state regulations puts banks at a competitive disadvantage compared to less regulated competitors such as finance companies, mortgage banking companies and leasing companies. Changes in the laws, regulations and regulatory practices affecting the banking industry may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for others. Regulations affecting banks and financial services companies undergo continuous change, and we cannot predict the ultimate effect of these changes, which could have a material adverse effect on our profitability or financial condition. Federal economic and monetary policy may also affect our ability to attract deposits and other funding sources, make loans and investments, and achieve satisfactory interest spreads.

Item 9.01                                             Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

99                                    Press Release dated September 9, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: September 9, 2009